UNITED STATES
                        SECURITES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest reported)  August 26, 2005
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                              Multiband Corporation
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             (Exact name of registrant as specified in its chapter)



           Minnesota                    13529                    41-1255001
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
       of incorporation)                                    Identification No.)



        9449 Science Center Drive
           New Hope, Minnesota                                      55428
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code        763-504-3000
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          (Former name or former address, if changed since last report)

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Item 2

Acquisition of Assets

On August 26, 2005, Multiband Corporation (the Company) completed its acquisition of certain assets of Dinamo Entertainment, Inc. for approximately two million dollars, $652,000 of which was paid for in Company stock, valued at $1.50 per share, $550,000 of which was paid for in cash and the balance in monthly payments due by November 2007. The consideration paid was based on the Company's analysis of the value of the acquired video equipment and related video subscribers totaling approximately 3,000. The cash was provided by funds Multiband had previously raised in a private placement.


Item 7: Exhibits:

7.1 Acquisition Agreement


                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 31, 2005                    Multiband Corporation


                                          By          James L. Mandel
                                              -------------------------------
                                                 James L. Mandel
                                                 Chief Executive Officer







                                       2
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                                  Exhibit Index
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7.1 Acquisition Agreement